CrowdStrike Reports Fiscal Third Quarter 2021 Financial Results
•Achieved $907 million in ARR and net new ARR of $117 million
•Added 1,186 net new subscription customers
•Continued strong module adoption as customers with four or more modules increased to 61%, five or more modules increased to 44% and six or more modules increased to 22%

SUNNYVALE, Calif., December 2, 2020 -- CrowdStrike Holdings, Inc., (Nasdaq: CRWD), a leader in cloud-delivered endpoint and cloud workload protection, today announced financial results for the third quarter of its fiscal 2021, ended October 31, 2020.

“CrowdStrike delivered a record third quarter with results exceeding our expectations across the board. Broad-based demand and strength in multiple areas of the business fueled our rapid 87% year-over-year subscription revenue growth, record net new ARR of $117 million and record 1,186 net new subscription customers. CrowdStrike’s robust growth at scale underscores our growing leadership in the Security Cloud category and the immense value we deliver to customers seeking to transform, consolidate and fortify their security posture,” said George Kurtz, CrowdStrike’s co-founder and chief executive officer.

“Our industry-leading cloud-native platform powered by Threat Graph enables us to rapidly bring new modules to market and drive customer adoption. With our expanding portfolio of capabilities, which includes three recently announced new modules and the addition of leading Zero Trust capabilities through our acquisition of Preempt Security, we believe we are well-positioned to continue our momentum and extend our Security Cloud leadership," concluded Kurtz.

Commenting on the company's financial results, Burt Podbere, CrowdStrike’s chief financial officer, added, “We continued to drive operating leverage and record unit economics. As a result of our strong execution in the quarter, we reduced GAAP operating loss year-over-year, achieved non-GAAP operating profitability for the third consecutive quarter and generated positive operating and free cash flow for the fifth consecutive quarter.”

Third Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue was $232.5 million, an 86% increase, compared to $125.1 million in the third quarter of fiscal 2020. Subscription revenue was $213.5 million, an 87% increase, compared to $114.2 million in the third quarter of fiscal 2020.

•Annual Recurring Revenue (ARR) increased 81% year-over-year and grew to $907.4 million as of October 31, 2020, of which $116.8 million was net new ARR added in the quarter, including $6.8 million from the acquisition of Preempt Security.

•Subscription Gross Margin: GAAP subscription gross margin was 77%, compared to 74% in the third quarter of fiscal 2020. Non-GAAP subscription gross margin was 78%, compared to 76% in the third quarter of fiscal 2020.

•Income/Loss from Operations: GAAP loss from operations was $24.2 million, compared to $38.5 million in the third quarter of fiscal 2020. Non-GAAP income from operations was $18.9 million, compared to a loss of $16.5 million in the third quarter of fiscal 2020.

•Net Income/Loss: GAAP net loss was $24.5 million, compared to $35.5 million in the third quarter of fiscal 2020. GAAP net loss per share, basic and diluted, was $0.11, compared to $0.17 in the third quarter of fiscal 2020. Non-GAAP net income was $18.6 million, compared to a loss of $13.4 million in the third quarter of fiscal 2020. Non-GAAP net income per share, diluted, was $0.08, compared to a loss of $0.07 in the third quarter of fiscal 2020.

•Cash Flow: Net cash generated from operations was $88.5 million, compared to $38.6 million in the third quarter of fiscal 2020. Free cash flow was $76.1 million, compared to $7.0 million in the third quarter of fiscal 2020.

•Cash and Cash Equivalents was $1,060 million as of October 31, 2020.

Recent Highlights

•Added 1,186 net new subscription customers in the quarter, including 64 from the acquisition of Preempt Security, for a total of 8,416 subscription customers as of October 31, 2020, representing 85% growth year-over-year.

•CrowdStrike’s subscription customers that have adopted four or more modules, five or more modules and six or more modules increased to 61%, 44%, and 22%, respectively, as of October 31, 2020.

•Acquired Preempt Security, a leading provider of Zero Trust and conditional access technology for real-time access control and threat prevention.

•Announced multiple new modules and capabilities, including Falcon Horizon, Falcon Forensics, Falcon X Recon, and Falcon Zero Trust Assessment (ZTA).

•Announced an alliance with EY to transform cyber risk management capabilities. The new alliance will help enterprises identify, prevent and respond to cyber threats.

•Joined the ServiceNow® Service Graph Connector Program. The new integration provides users the ability to integrate device data from the CrowdStrike Falcon® platform into their incident response process and improve both the security and IT operations outcomes.

•Expanded support for Amazon Web Services with integrations for the compute services and cloud services categories, enhancing development, security and operations (DevSecOps) to enable faster and more secure innovation that is easier to deploy.

Financial Outlook

CrowdStrike is providing the following guidance for the fourth quarter of fiscal 2021 (ending January 31, 2021) and increasing its guidance for fiscal year 2021 (ending January 31, 2021):

	Q4 FY21 Guidance	Full Year FY21 Guidance
Total revenue	$245.5 - $250.5 million	$855.0 - $860.0 million
Non-GAAP income from operations	$18.5 - $22.1 million	$46.4 - $50.0 million
Non-GAAP net income	$17.7 - $21.3 million	$48.8 - $52.4 million
Non-GAAP net income per share, diluted	$0.08 - $0.09	$0.21 - $0.22
Weighted average shares used in computing Non-GAAP net income per share attributable to common stockholders, diluted	236 million	233 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, and acquisition-related expenses. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share is not available without unreasonable effort.
Conference Call Information
CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the third quarter of fiscal 2021 and outlook for its fiscal fourth quarter and year 2021 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:	December 2, 2020
Time:	2:00 p.m. Pacific time / 5:00 p.m. Eastern time
Dial-in number:	409-937-8967, conference ID: 1157826
Webcast:	ir.crowdstrike.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the fiscal fourth quarter and fiscal year 2021. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of the COVID-19 pandemic on our and our customers’ business; our limited operating history; our ability to successfully integrate acquisitions; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; our ability to collaborate and integrate our products with offerings from other parties to deliver benefits to customers; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and general market, political, economic, and business conditions, including those related to COVID-19.

Additional risks and uncertainties that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, including our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and subsequent filings.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

Channels for Disclosure of Information

We intend to announce material information to the public through the CrowdStrike Investor Relations website ir.crowdstrike.com, SEC filings, press releases, public conference calls, and public webcasts. We use these channels, as well as social media and our blog, to communicate with our investors, customers, and the public about our company, our offerings, and other issues. It is possible that the information we post on social media and our blog could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above, including the social media channels listed on our investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
About CrowdStrike Holdings
CrowdStrike® provides cloud-delivered endpoint and cloud workload protection. Leveraging artificial intelligence (AI), the CrowdStrike Falcon® platform protects customers against cyberattacks on endpoints on or off the network by offering visibility and protection across the enterprise.
Copyright © 2020 CrowdStrike, Inc. All rights reserved. CrowdStrike® and CrowdStrike Falcon® are the registered trademarks of CrowdStrike, Inc. CrowdStrike owns other trademarks and service marks, and may use the brands of third parties to identify their products and services.

Investor Relations Contact
CrowdStrike Holdings, Inc.
Maria Riley, Senior Director of Investor Relations
investors@crowdstrike.com
669-721-0742
Press Contact
CrowdStrike Holdings, Inc.
Ilina Cashiola, Senior Director of Public Relations
ilina.cashiola@crowdstrike.com
202-340-0517
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CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue
Subscription	$213,530	$114,221	$560,008	$297,787
Professional services	18,930	10,898	49,501	31,517
Total revenue	232,460	125,119	609,509	329,304
Cost of revenue
Subscription (1)(2)	49,583	29,221	130,864	77,858
Professional services (1)	11,944	8,134	31,949	20,353
Total cost of revenue	61,527	37,355	162,813	98,211
Gross profit	170,933	87,764	446,696	231,093
Operating expenses
Sales and marketing (1)(2)	105,602	68,675	288,867	190,792
Research and development (1)(2)	57,539	35,992	148,600	91,497
General and administrative (1)(3)	31,951	21,615	85,955	63,737
Total operating expenses	195,092	126,282	523,422	346,026
Loss from operations	(24,159)	(38,518)	(76,726)	(114,933)
Interest expense	(193)	(132)	(510)	(297)
Other income, net	272	3,579	5,537	3,523
Loss before provision for income taxes	(24,080)	(35,071)	(71,699)	(111,707)
Provision for income taxes	(451)	(434)	(1,928)	(1,664)
Net loss	$(24,531)	$(35,505)	$(73,627)	$(113,371)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.11)	$(0.17)	$(0.34)	$(0.89)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	219,401	204,096	216,432	128,009
_____________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Subscription cost of revenue	$3,226	$1,666	$7,856	$3,164
Professional services cost of revenue	1,551	784	3,947	1,531
Sales and marketing	12,811	7,355	35,101	15,511
Research and development	11,771	4,696	25,700	10,353
General and administrative	11,251	7,465	29,357	25,018
Total stock-based compensation expense	$40,610	$21,966	$101,961	$55,577

(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Subscription cost of revenue	$272	$61	$397	$262
Sales and marketing	91	30	153	92
Research and development	9	10	29	31
Total amortization of purchased intangibles	$372	$101	$579	$385

(3)Includes acquisition-related expenses as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
General and administrative	$2,119	$—	$2,119	$—
Total acquisition-related expenses	$2,119	$—	$2,119	$—

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	January 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$1,059,926	$264,798
Marketable securities	—	647,266
Accounts receivable, net	172,775	164,987
Deferred contract acquisition costs, current	62,422	42,971
Prepaid expenses and other current assets	45,673	51,614
Total current assets	1,340,796	1,171,636
Strategic investments	2,500	1,000
Property and equipment, net	162,371	136,078
Operating lease right-of-use assets	38,376	—
Deferred contract acquisition costs, noncurrent	91,585	71,235
Goodwill	83,132	7,722
Intangible assets, net	16,356	527
Other assets	14,393	16,708
Total assets	$1,749,509	$1,404,906
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,494	$1,345
Accrued expenses	39,975	30,355
Accrued payroll and benefits	56,468	36,810
Operating lease liabilities, current	8,646	—
Deferred revenue	579,671	412,985
Other current liabilities	9,785	11,601
Total current liabilities	702,039	493,096
Deferred revenue, noncurrent	183,003	158,183
Operating lease liabilities, noncurrent	34,006	—
Other liabilities, noncurrent	15,676	11,020
Total liabilities	934,724	662,299
Commitments and contingencies
Stockholders’ Equity
Common stock, Class A and Class B	111	106
Additional paid-in capital	1,523,873	1,378,479
Accumulated deficit	(711,114)	(637,487)
Accumulated other comprehensive income	615	1,009
Total CrowdStrike Holdings, Inc. stockholders’ equity	813,485	742,107
Non-controlling interest	1,300	500
Total stockholders’ equity	814,785	742,607
Total liabilities and stockholders’ equity	$1,749,509	$1,404,906

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2020	2019
Operating activities
Net loss	$(73,627)	$(113,371)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	27,728	16,023
Amortization of intangible assets	579	385
Amortization of deferred contract acquisition costs	44,940	24,125
Non-cash operating lease cost	7,666	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	6,022
Provision for bad debts	(448)	413
Stock-based compensation expense	101,961	55,577
Gain on sale of debt securities, net	(1,347)	—
Accretion (amortization) of marketable securities purchased at a discount	578	(1,313)
Non-cash interest expense	506	293
Changes in operating assets and liabilities
Accounts receivable	(6,155)	(53,631)
Deferred contract acquisition costs	(84,741)	(55,238)
Prepaid expenses and other assets	1,487	(19,883)
Accounts payable	6,556	(3,773)
Accrued expenses and other current liabilities	1,643	3,405
Accrued payroll and benefits	18,712	17,621
Operating lease liabilities	(1,434)	—
Deferred revenue	189,582	157,239
Other liabilities	7,917	(58)
Net cash provided by operating activities	242,103	33,836
Investing activities
Purchases of property and equipment	(40,245)	(66,848)
Capitalized internal-use software	(6,345)	(5,208)
Business acquisition, net of cash acquired	(85,469)	—
Purchase of strategic investments	(1,500)	—
Purchases of marketable securities	(84,904)	(187,697)
Proceeds from sales of marketable securities	639,586	4,473
Maturities of marketable securities	91,605	197,764
Net cash provided by (used in) investing activities	512,728	(57,516)
Financing activities
Proceeds from the issuance of common stock upon initial public offering, net of underwriting discounts	—	665,092
Payments of deferred offering costs	—	(5,872)
Proceeds from issuance of common stock upon exercise of stock options	21,522	9,350
Proceeds from the issuance of common stock upon exercise of early exercisable stock options	—	10,264
Proceeds from issuance of common stock under the employee stock purchase plan	17,284	—
Capital contributions from non-controlling interest holders	800	—
Net cash provided by financing activities	39,606	678,834

Effect of foreign exchange rates on cash and cash equivalents	691	43

Net increase in cash and cash equivalents	795,128	655,197

Cash and cash equivalents, beginning of period	264,798	88,408
Cash and cash equivalents, end of period	$1,059,926	$743,605

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP subscription revenue	$213,530	$114,221	$560,008	$297,787

GAAP subscription gross profit	$163,947	$85,000	$429,144	$219,929
Add: Stock-based compensation expense	3,226	1,666	7,856	3,164
Add: Amortization of acquired intangible assets	272	61	397	262
Non-GAAP subscription gross profit	$167,445	$86,727	$437,397	$223,355

GAAP subscription gross margin	77%	74%	77%	74%

Non-GAAP subscription gross margin	78%	76%	78%	75%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP total revenue	$232,460	$125,119	$609,509	$329,304

GAAP loss from operations	$(24,159)	$(38,518)	$(76,726)	$(114,933)
Add: Stock-based compensation expense	40,610	21,966	101,961	55,577
Add: Amortization of acquired intangible assets	372	101	579	385
Add: Acquisition-related expenses	2,119	—	2,119	—
Non-GAAP income (loss) from operations	$18,942	$(16,451)	$27,933	$(58,971)

GAAP operating margin	(10)%	(31)%	(13)%	(35)%

Non-GAAP operating margin	8%	(13)%	5%	(18)%

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP (Continued)
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP net loss	$(24,531)	$(35,505)	$(73,627)	$(113,371)

Add: Stock-based compensation expense	$40,610	$21,966	$101,961	$55,577
Add: Amortization of acquired intangible assets	372	101	579	385
Add: Acquisition-related expenses	2,119	—	2,119	—
Less: Gain on settlement of lawsuit	—	—	—	(1,250)

Non-GAAP net income (loss)	$18,570	$(13,438)	$31,032	$(58,659)

Weighted-average shares used in computing GAAP net loss per share attributable to Class A and Class B common stockholders, basic and diluted	219,401	204,096	216,432	128,009
Weighted-average shares used in computing Non-GAAP net income (loss) per share attributable to Class A and Class B common stockholders, basic	219,401	204,096	216,432	128,009
Weighted-average shares used in computing Non-GAAP net income (loss) per share attributable to Class A and Class B common stockholders, diluted	234,626	204,096	232,969	128,009

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.17)	$(0.34)	$(0.89)

Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.08	$(0.07)	$0.14	$(0.46)
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.08	$(0.07)	$0.13	$(0.46)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP total revenue	$232,460	$125,119	$609,509	$329,304

GAAP net cash provided by operating activities	88,501	38,635	242,103	33,836
Less: Purchases of property and equipment	(9,911)	(29,689)	(40,245)	(66,848)
Less: Capitalized internal-use software	(2,495)	(1,898)	(6,345)	(5,208)
Free cash flow	$76,095	$7,048	$195,513	$(38,220)

GAAP net cash provided by (used in) investing activities	$(98,375)	$(27,262)	$512,728	$(57,516)
GAAP net cash provided by (used in) financing activities	$5,171	$(968)	$39,606	$678,834

GAAP net cash used in operating activities as a percentage of revenue	38%	31%	40%	10%
Less: Purchases of property and equipment as a percentage of revenue	(4)%	(24)%	(7)%	(20)%
Less: Capitalized internal-use software as a percentage of revenue	(1)%	(2)%	(1)%	(2)%
Free cash flow margin	33%	6%	32%	(12)%

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP cost of revenue	$61,527	$37,355	$162,813	$98,211
Less:
Stock based compensation expense	4,777	2,450	11,803	4,695
Amortization of acquired intangible assets	272	61	397	262
Non-GAAP cost of revenue	$56,478	$34,844	$150,613	$93,254

GAAP subscription gross profit	$163,947	$85,000	$429,144	$219,929
Add:
Stock based compensation expense	3,226	1,666	7,856	3,164
Amortization of acquired intangible assets	272	61	397	262
Non-GAAP subscription gross profit	$167,445	$86,727	$437,397	$223,355

GAAP professional services gross profit	$6,986	$2,764	$17,552	$11,164
Add:
Stock based compensation expense	1,551	784	3,947	1,531
Non-GAAP professional services gross profit	$8,537	$3,548	$21,499	$12,695

GAAP sales and marketing operating expenses	$105,602	$68,675	$288,867	$190,792
Less:
Stock based compensation expense	12,811	7,355	35,101	15,511
Amortization of acquired intangible assets	91	30	153	92
Non-GAAP sales and marketing operating expenses	$92,700	$61,290	$253,613	$175,189

GAAP research and development operating expenses	$57,539	$35,992	$148,600	$91,497
Less:
Stock based compensation expense	11,771	4,696	25,700	10,353
Amortization of acquired intangible assets	9	10	29	31
Non-GAAP research and development operating expenses	$45,759	$31,286	$122,871	$81,113

GAAP general and administrative operating expenses	$31,951	$21,615	$85,955	$63,737
Less:
Stock based compensation expense	11,251	7,465	29,357	25,018
Acquisition-related expenses	2,119	—	2,119	—
Non-GAAP general and administrative operating expenses	$18,581	$14,150	$54,479	$38,719

GAAP loss from operations	$(24,159)	$(38,518)	$(76,726)	$(114,933)
Add:
Stock based compensation expense	40,610	21,966	101,961	55,577
Amortization of acquired intangible assets	372	101	579	385
Acquisition-related expenses	2,119	—	2,119	—
Non-GAAP income (loss) from operations	$18,942	$(16,451)	$27,933	$(58,971)

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP net loss	$(24,531)	$(35,505)	$(73,627)	$(113,371)
Add:
Stock based compensation expense	40,610	21,966	101,961	55,577
Amortization of acquired intangible assets	372	101	579	385
Acquisition-related expenses	2,119	—	2,119	—
Less:
Gain on settlement of lawsuit	—	—	—	(1,250)
Non-GAAP net income (loss)	$18,570	$(13,438)	$31,032	$(58,659)

Weighted-average shares used in computing basic net income (loss) per share (GAAP and Non-GAAP)	219,401	204,096	216,432	128,009

GAAP basic net loss per share	$(0.11)	$(0.17)	$(0.34)	$(0.89)

Non-GAAP basic net income (loss) per share	$0.08	$(0.07)	$0.14	$(0.46)

GAAP diluted loss per common share	$(0.11)	$(0.17)	$(0.34)	$(0.89)
Stock-based compensation	0.17	0.11	0.44	0.43
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	0.01	—	0.01	—
Gain on settlement of lawsuit	—	—	—	0.01
Provision for income taxes (1)	—	—	—	—
Adjustment to fully diluted earnings per share (2)	0.01	(0.01)	0.02	(0.01)
Non-GAAP diluted income (loss) per common share	$0.08	$(0.07)	$0.13	$(0.46)

Weighted-average shares used in diluted net income (loss) per share calculation:
GAAP	219,401	204,096	216,432	128,009
Non-GAAP	234,626	204,096	232,969	128,009
_____________________________
(1)We use our GAAP provision for income taxes for the purpose of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the excess tax deduction of stock-based compensation expense recognized in foreign jurisdictions. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented.
(2)For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted Non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.
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Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.  In addition, the utility of free cash flow as a measure of our financial performance and liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin
We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP subscription gross profit and non-GAAP subscription gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Income (Loss) from Operations
We define non-GAAP income (loss) from operations as GAAP income (loss) from operations excluding stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP income (loss) from operations provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Basic and Diluted

We define non-GAAP net income (loss) per share attributable to common stockholders, as non-GAAP net income (loss) divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.  We may periodically incur charges or receive payments in connection with litigation settlements. We exclude these charges and payments received from non-GAAP net income (loss) when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we define as net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.

Explanation of Operational Measures
Annual Recurring Revenue
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.
Magic Number
Magic Number is calculated by performing the following calculation for the most recent four quarters and taking the average: annualizing the difference between a quarter’s Subscription Revenue and the prior quarter’s Subscription Revenue, and then dividing the resulting number by the previous quarter’s Non-GAAP Sales & Marketing Expense. Magic Number = Average of previous four quarters: ((Quarter Subscription Revenue – Prior Quarter Subscription Revenue) x 4) / Prior Quarter Non-GAAP Sales & Marketing Expense.